For more information:
John Scanlon
Intersections Inc.
703.488.6100
intxinvestorrelations@intersections.com

Intersections Inc. Reports Third Quarter 2007 Earnings

CHANTILLY, Va. – November 8, 2007 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2007. Revenue for the third quarter of 2007 was $71.4 million, compared to $65.1 million for the quarter ended June 30, 2007 and $55.3 million for the quarter ended September 30, 2006, an increase of 9.7 percent and 29.2 percent, respectively. Net income for the quarter ended September 30, 2007 was $1.7 million, compared to $1.3 million for the quarter ended June 30, 2007. Net income decreased 34.6 percent from $2.6 million for the quarter ended September 30, 2006 to the third quarter of 2007. Diluted earnings per share (“EPS”) were $0.10 for the third quarter of 2007, compared to $0.08 for the second quarter of 2007 and $0.15 for the third quarter of 2006.

“The third quarter of 2007 was another record setting quarter in terms of revenue and gross subscriber additions for Intersections,” said Chairman and Chief Executive Officer, Michael Stanfield. “We are very pleased with our overall business growth in the quarter, led by increases in direct marketing enrollments and the percentage of revenue coming from direct marketing programs, which creates top line growth and enhance subscriber value in our Consumer Products and Services segment. We believe this top line growth is starting to translate into earnings growth. Our Background Screening segment continues to not fully meet our expectations, but we are pleased with its improvements and continue to believe our investment in this business will generate strong long term value for shareholders.”

Our financial results include American Background Information Services, Inc. (ABI) for the period January 1, 2006 through May 30, 2006, and Screening International, LLC (SI), our joint venture that combined ABI, a US based company, with Control Risks Group Holdings Limited’s (CRG) background screening business located in the UK, for the period May 31, 2006 through September 30, 2007. Our financial results also include Intersections Insurance Services Inc. (IISI), formerly known as Chartered Marketing Services, Inc, which we acquired on July 3, 2006. IISI’s results are not separately reported. Our financial results also include our Other reporting segment, which includes Captira Analytical LLC, which was acquired on August 7, 2007.

Third Quarter 2007 Financial Highlights:

•	Total subscribers increased to approximately 5.0 million as of September 30, 2007, compared to approximately 4.6 million subscribers as of December 31, 2006. Subscriber additions of approximately 1.1 million in the third quarter of 2007 were partially offset by subscriber cancels of 950 thousand.

•	Total revenue for the third quarter of 2007 was $71.4 million, including $7.7 million from SI, compared to $65.1 million, including $7.9 million from SI, for the second quarter of 2007 and $55.3 million for the third quarter of 2006, including $7.5 million from SI.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased to $39.4 million for the third quarter of 2007 from $35.1 million for the second quarter of 2007, and from $31.8 million for the third quarter of 2006, an increase of 12.1 percent and 23.8 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•	Income before taxes and minority interest was $2.7 million for the third quarter of 2007, including a loss before taxes and minority interest of $1.2 million for SI, compared to $1.7 million for the second quarter of 2007 which included a loss before taxes and minority interest of $1.3 million for SI. Income before taxes and minority interest was $4.6 million for the third quarter of 2006, which included income before taxes and minority interest of $673 thousand for SI. Income before taxes includes a net impact of $1.1 million in settlement payments from ongoing partner relationships in the normal course of business.

•	Net income was $1.7 million, or $0.10 per diluted share, for the quarter ended September 30, 2007, compared to $2.6 million, or $0.15 per diluted share, for the quarter ended September 30, 2006.

•	Cash flow used in operations for the quarter ended September 30, 2007, was approximately $2.2 million, primarily driven by our increased investment in marketing.

Nine Month Results:

•	Total revenue increased 33.1 percent to $194.7 million for the nine months ending September 30, 2007, including $22.2 million from SI, from $146.3 million including $17.3 million from SI, for the comparable period in 2006.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 21.6 percent to $106.3 million for the nine months ending September 30, 2007, from $87.5 million for the comparable period in 2006.

•	Income before taxes and minority interest decreased 67.4 percent to $4.9 million for the nine months ending September 30, 2007, including a loss before taxes and minority interest of $3.1 million for SI, compared to $15.0 million for the nine months ending September 30, 2006 which included income before taxes and minority interest of $1.8 million for SI.

•	Net income was $3.5 million, or $0.20 per diluted share, for the nine months ending September 30, 2007, compared to $8.8 million, or $0.50 per diluted share, for the nine months ending September 30, 2006.

•	Cash flow used in operations for the nine months ending September 30, 2007 was approximately $4.5 million.

The results of Intersections’ quarter ended September 30, 2007 will be discussed in more detail on November 8, 2007 at 5:00 pm EDT via teleconference. A live audio webcast will be available on Intersections’ Web site at www.intersections.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 7:00 p.m. Thursday, November 8, through 5:00 p.m. Monday, November 12, 2007, at 888.286.8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 38469268).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc.

Intersections Inc. (NASDAQ: INTX) is a leading provider of branded and fully customized identity management solutions. By integrating its technology solutions with its comprehensive services, Intersections safeguards more than 7 million customers, who are primarily received through marketing partnerships and consumer-direct marketing of the company’s Identity Guard® brand. Intersections also provides consumer-oriented insurance and membership products through marketing partnerships with the major mortgage servicers in the United States as well as other financial institutions through its subsidiary, Intersections Insurance Services Inc. Additionally, through majority-owned Screening International LLC, Intersections provides pre-employment background screening services domestically and internationally in partnership with Control Risks Group Limited of the United Kingdom. Learn more about Intersections Inc. at www.intersections.com/aboutus.asp.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                  Three Months Ended               Nine Months Ended
                                                                     September 30,                  September 30,
                                                       ----------------------------------  ------------------------------------
                                                                                      (in thousands, except per share data)

                                                                 2007            2006            2007                2006
                                                                 ----            ----            ----                ----
Revenue                                                      $  71,403        $  55,261       $ 194,708          $  146,318
Operating expenses:
   Marketing                                                     9,390            6,473          25,325              18,454
   Commissions                                                  13,992            7,389          35,830              18,007
   Cost of revenue                                              27,074           19,967          75,070              54,217
   General and administrative                                   14,968           13,815          44,268              34,560
   Depreciation and amortization                                 3,132            2,895           9,005               7,298
                                                             ---------        ---------        --------          ----------
Total operating expenses                                        68,556           50,539         189,498             132,536
                                                             ---------        ---------        --------          ----------

Income from operations                                           2,847            4,722           5,210             13,782
Interest income                                                    171              248             667              1,384
Interest expense                                                  (304)            (355)           (968)               (519)
Other (expense)/income, net                                        (18)               3             (23)                324
                                                             ---------        ---------        --------          ----------

Income before income taxes and minority interest                 2,696            4,618           4,886              14,971

Income tax expense                                              (1,269)          (1,850)         (2,196)             (5,936)
                                                             ---------        ---------        --------          ----------

Income before minority interest                                  1,427            2,768           2,690               9,035

Minority interest in net loss (income) of Screening
International, LLC                                                 297            (132)             853               (238)
                                                             ---------        ---------        --------          ----------

Net income                                                  $    1,724        $   2,636     $     3,543       $       8,797
                                                             =========        =========        ========          ==========

Net income per share - basic                                $     0.10        $    0.16    $       0.21      $         0.53

Net income per share - diluted                              $     0.10        $    0.15    $       0.20      $         0.50

Weighted average common shares outstanding - basic              17,156           16,788          17,086              16,746
  Weighted average common shares outstanding -  diluted         17,560           17,855          17,492              17,542

INTERSECTIONS INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                                                September 30,            December 31,
                                                                                   2007                     2006
                                                                                   ----                     ----
                                                                                           (in thousands)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $      13,533               $   15,580
  Short-term investments                                                             -                      10,453
  Accounts receivable, net                                                         26,874                   22,369
  Prepaid expenses and other current assets                                         6,688                    5,241
  Income tax receivable                                                               818                    2,113
  Note receivable                                                                    -                         750
  Deferred subscription solicitation costs                                         21,782                   11,786
                                                                            -------------               ----------
         Total current assets                                                      69,695                   68,292

PROPERTY AND EQUIPMENT--Net                                                        19,735                   21,699
GOODWILL                                                                           67,961                   66,663
INTANGIBLE ASSETS--Net                                                             11,755                   12,388
OTHER ASSETS                                                                       17,011                   10,425
                                                                            -------------               ----------
TOTAL ASSETS                                                                $     186,157                $ 179,467
                                                                            =============               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable - current portion                                             $      3,345                $   3,333
  Note payable to Control Risks Group Ltd                                             450                     -
  Capital leases - current portion                                                  1,104                    1,176
  Accounts payable                                                                  8,342                    5,193
  Accrued expenses and other current liabilities                                   18,433                   15,690
  Accrued payroll and employee benefits                                             4,600                    7,073
  Commissions payable                                                               2,066                    1,194
  Deferred revenue                                                                  2,745                    5,292
  Deferred tax liability - current portion                                          2,385                    2,483
                                                                            -------------               ----------
         Total current liabilities                                                 43,470                   41,434
                                                                            -------------               ----------

NOTE PAYABLE - less current portion                                                 9,183                   11,667
OBLIGATIONS UNDER CAPITAL LEASES - less current portion                               814                    1,637
OTHER LONG-TERM LIABILITIES                                                         2,836                      551
DEFERRED TAX LIABILITY - less current portion                                       8,127                    8,152
                                                                            -------------               ----------
TOTAL LIABILITIES                                                            $     64,430                $  63,441
                                                                            =============               ==========

MINORITY INTEREST                                                                  10,642                   11,450

STOCKHOLDERS' EQUITY:

Common stock                                                                          181                      178
Additional paid-in capital                                                         98,796                   95,462
Treasury stock                                                                     (9,071)                  (8,600)
Retained earnings                                                                  21,035                   17,447
Accumulated other comprehensive loss                                                  144                       89
                                                                            -------------               ----------
           Total stockholders' equity                                             111,085                  104,576
                                                                            -------------               ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $     186,157               $  179,467
                                                                            =============               ==========

INTERSECTIONS INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

                                                                                                 Nine Months Ended
                                                                                                    September 30,
                                                                                           2007            2006
                                                                                                    (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                         $      3,543      $      8,797
  Adjustments to reconcile net income to net cash (used in) provided by
      Depreciation and amortization                                                         9,092             7,370
      Amortization of gain from sale leaseback                                                (72)              (72)
      Loss on disposal of fixed asset                                                          60                54
      Amortization of debt issuance cost                                                       57                16
      Deferred tax                                                                            (26)            2,275
      Provision for doubtful accounts                                                          19               104
      Stock based compensation                                                              2,026               919
      Amortization of deferred subscription solicitation costs                             24,125            15,458
      Minority interest                                                                      (853)              238
      Foreign currency transaction losses, net                                                 29              -
      Changes in assets and liabilities:
         Accounts receivable                                                               (4,523)           (4,836)
         Prepaid expenses and other current assets                                         (1,505)             (608)
         Income tax receivable                                                              1,296              -
         Deferred subscription solicitation costs                                         (34,122)          (14,141)
         Other assets                                                                      (6,585)           (3,570)
         Accounts payable                                                                   2,605            (1,910)
         Accrued expenses and other current liabilities                                     2,228             3,882
         Accrued payroll and employee benefits                                             (2,473)            1,162
         Commissions payable                                                                  872            (1,091)
         Income tax payable                                                                  -                 (168)
         Deferred revenue                                                                  (2,546)            3,245
         Other long-term liabilities                                                        2,273               462
                                                                                        ---------          --------
           Net cash (used in)/provided by operating activities                             (4,480)           17,586
                                                                                        ---------          --------

NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES:
 Sale of short term investments                                                            10,453            27,673
 Cash paid in the acquisition of Intersections Insurance Services, Inc.                        (5)          (50,609)
 Cash received in the acquisition of Screening International, LLC                            -                1,710
 Cash paid in the acquisition of Hide N'Seek, LLC                                            (936)             -
 Acquisition of property and equipment                                                     (4,325)           (6,113)
                                                                                        ---------          --------
           Net cash provided by/(used in) investing activities                              5,187           (27,339)
                                                                                        ---------          --------

NET CASH (USED IN)/PROVIDED BY FINANCING ACTIVITIES:
  Cash proceeds from stock options exercised                                                  940               220
  Tax benefit of stock options exercised                                                      372              -
  Proceeds from debt issuance                                                                 450            15,000
  Debt issuance costs                                                                       -                  (243)
  Repurchase of treasury stock                                                               (471)             -

  Repayments on note payable                                                               (2,546)             -
  Note receivable                                                                            (750)             -
  Capital lease payments                                                                     (820)           (1,062)
                                                                                        ---------          --------
           Net cash (used in)/provided by financing activities                             (2,825)           13,915
                                                                                        ---------          --------

EFFECT OF EXCHANGE RATE ON CASH                                                                71                33
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS                                           (2,047)            4,195
CASH AND CASH EQUIVALENTS--Beginning of period                                             15,580            17,555
                                                                                        ---------          --------
CASH AND CASH EQUIVALENTS--End of period                                                $  13,533       $    21,750
                                                                                        =========          ========

INTERSECTIONS INC.
OTHER DATA
(Unaudited)

                                                                       Three Months Ended               Nine Months Ended
                                                                          September 30,                   September 30,
                                                                ------------------------------    ---------------------------
                                                                                              (dollars in thousands)

                                                                    2007              2006            2007             2006
                                                                    ----              ----            ----             ----
Subscribers at beginning of period                                   4,850            3,744           4,626            3,660
   New subscribers - indirect                                          578              707           1,659            1,875
   New subscribers - direct                                            472              503           1,331              892
   Cancelled subscribers within first 90
      days of subscription                                            (258)            (226)           (768)            (683)
   Cancelled subscribers after first 90
      days of subscription                                            (691)            (400)         (1,897)          (1,416)
                                                                   -------          -------        --------        ---------
Subscribers at end of period                                         4,951            4,328           4,951            4,328
                                                                   =======          =======        ========        =========

   Indirect subscribers                                               63.1%            69.1%           63.1%            69.1%
   Direct subscribers                                                 36.9             30.9            36.9             30.9
                                                                   -------          -------        --------        ---------
                                                                     100.0%           100.0%          100.0%           100.0%
                                                                   =======          =======        ========        =========

*Cancellations within first 90 days of subscription                   24.6%            18.7%           25.7%            24.7%
**Cancellations after first 90 days of subscription                   31.3%            28.8%           31.3%            28.8%

***Overall retention                                                  60.5%            62.3%           60.5             62.3%

Percentage of revenue from indirect marketing
   arrangements to total subscription revenue                         29.8%            40.3%           33.0%            41.0%

Percentage of revenue from direct marketing
  arrangements to total subscription revenue                          70.2             59.7            67.0             59.0
                                                                   -------          -------        --------        ---------
Total subscription revenue                                           100.0%           100.0%          100.0%           100.0%
                                                                   =======          =======        ========        =========

Total revenue                                                    $  71,403       $   55,261       $ 194,708       $  146,318
   Revenue from transactional sales                                 (8,673)          (9,600)        (27,229)        (22,379)
   Revenue from lost/stolen credit card registry                        (7)             (20)            (37)            (60)
                                                                   -------          -------        --------        ---------
Subscription revenue                                                62,723           45,641         167,442          123,879
                                                                   =======          =======        ========        =========

Marketing and commissions                                           23,382           13,862          61,155           36,461

   Commissions paid on transactional sales                              (2)              (6)            (11)            (25)
   Commissions paid on lost/stolen credit card registry                (10)              (9)            (25)            (22)
                                                                   -------          -------        --------        ---------
Marketing and commissions associated with                           23,370           13,847          61,119           36,414
                                                                   =======          =======        ========        =========
   subscription revenue

Subscription revenue, net of marketing and
commissions associated with subscription revenue                  $ 39,353       $   31,794       $ 106,323     $     87,465
                                                                   =======          =======        ========        =========

* Percentage of cancellation within the first 90 days to new subscribers

** Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

The following table provides components of Intersections’ Consumer Products and Services (CPS) segment on a per ending subscriber per quarter basis:

                                                                2006                                         2007
                                                       For the Three Months Ended                  For the Three Months Ended
                                                 June 30     September 30      December 31     March 31   June 30     September 30

Per Ending Subscriber per Quarter

Revenue                                           $10.49       $11.04             $10.36       $11.01      $11.81        $12.86
Cost of revenue                                     3.91         3.68               3.71         4.12        4.14          4.52
Gross margin (2)(A)                                 6.58         7.35               6.65         6.89        7.66          8.35
Marketing                                           1.79         1.50               1.45         1.70        1.64          1.90
Commissions                                         1.20         1.71               1.68         2.06        2.51          2.83
Revenue less marketing and commissions (2)(B)       7.51         7.83               7.22         7.24        7.65          8.14
General and Administrative                          2.24         2.61               2.69         2.35        2.30          2.18
EBITDA (2)C)                                        1.36         1.54               0.83         0.78        1.21          1.44

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands, except for per subscriber information)

The table above includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. EBITDA, CPS Gross margin per ending subscriber, CPS Revenue less marketing and commissions per ending subscriber and CPS EBITDA per ending subscriber are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(1) CPS earnings before interest, tax, depreciation and amortization, or EBITDA, represents income before income taxes plus depreciation and amortization, investment income (expense), and other income (expense) for the CPS segment. We believe that the EBITDA calculation provides useful information to investors because they are indicators of our operating performance. EBITDA is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use EBITDA to evaluate the operating performance of the CPS segment and to make compensation and bonus determinations, and our lenders use EBITDA as a measure of our ability to make interest payments and to comply with our debt covenants.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

The following table reconciles income before income taxes to EBITDA, as defined for the previous six quarters and nine months year-to-date through September 30, 2006 and September 30, 2007. In managing our business, we analyze the performance of our segments quarterly on an income before income tax basis.

                                                              2006                                        2007
                                                     For the Three Months Ended                 For the Three Months Ended
                                               June 30      September 30    December 31      March 31     June 30    September 30

CPS reconciliation from  income before income taxes to EBITDA

    CPS Income before income taxes             $3,821          $3,945         $1,342         $1,141       $2,999       $4,278

    Plus Depreciation & Amortization            2,108           2,600          2,376          2,414        2,792        2,696

    Investment income (expense)                 (530)             116             95             60          122          134

    Other income (expense)                      (320)              (4)             9             41          (65)          18
                                              ------          -------         ------         ------       -------     -------
    EBITDA (1)                                $5,079           $6,657         $3,822         $3,656       $5,848       $7,126

                                                                                        For the Nine Months Ended
                                                                                              September 30
                                                                                        2006              2007
CPS reconciliation from  income before income taxes to EBITDA
    CPS Income before income taxes                                                      $13,215           $8,418
    Plus Depreciation & Amortization                                                      6.628            7,902
    Investment income (expense)                                                            (867)             316
    Other income (expense)                                                                 (325)              (5)
  EBITDA (1)                                                                            $18,651          $16,631

(2) A. CPS gross margin per ending subscriber represents CPS revenue less cost of revenue divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis. B. CPS Revenue less marketing and commissions per ending subscriber represents CPS revenue less marketing and commissions divided by the ending number of subscribers. We believe this measure is important to investors and is one that we use in managing our CPS business because it normalizes the effect of changes in the mix of direct and indirect marketing arrangements and it demonstrates our profitability trend on a per subscriber basis. C. CPS EBITDA per ending subscriber represents CPS EBITDA (defined in section (1) above) divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

                                                         2006                                      2007
                                                For the Three Months Ended                 For the Three Months Ended
                                           June 30     September 30    December 31      March 31     June 30    September 30
A.  CPS Gross Margin per Ending
Subscriber
Revenue                                    $39,273       $47,758         $47,903         $51,577      $57,251     $63,678

Less Cost of Revenue                        14,645        15,941          17,161          19,296       20,094      22,366
                                           -------       -------         -------         -------      -------     --------
Gross Margin                                24,628        31,817          30,742          32,281       37,157      41,312
Ending Subscribers                           3,744         4,328           4,626           4,686        4,850       4,950
CPS Gross Margin per Ending Subscriber        6.58          7.35            6.65            6.89         7.66        8.35

B.  CPS Revenue Less Marketing and
 Commissions per Ending Subscriber
Revenue                                    $39,273       $47,758         $47,903         $51,577      $57,251     $63,678
Less:
  Marketing                                  6,696         6,473           6,720           7,984        7,951       9,390
  Commissions                                4,475         7,389           7,779           9,642       12,195      13,992
                                           -------       -------         -------         -------      -------     --------
Revenue Less Marketing and Commissions      28,102        33,896          33,404          33,951       37,105      40,296
Ending Subscribers                           3,744         4,328           4,626           4,686        4,850       4,950
CPS Revenue Less Marketing and
Commissions per Ending
Subscriber                                    7.51          7.83            7.22            7.25         7.65        8.14

C.  CPS EBITDA per Ending Subscriber
EBITDA                                      $5,079        $6,657          $3,822          $3,656       $5,848      $7,126
Ending Subscribers                           3,744         4,328           4,626           4,686        4,850       4,950
CPS EBITDA per Ending Subscriber              1.36          1.54            0.83            0.78         1.21        1.44

                                                                                           For the Nine Months Ended
                                                                                                 September 30
                                                                                           2006              2007
A.  CPS Gross Margin per Ending Subscriber
Revenue                                                                                  $129,038          $172,506
Less Cost of Revenue                                                                       45,383            61,755
                                                                                         --------          --------
Gross Margin                                                                               83,655           110,751
Ending Subscribers                                                                          4,328             4,950
CPS Gross Margin per Ending Subscriber                                                      19.33             22.37

B.  CPS Revenue Less Marketing and Commissions per Ending Subscriber
Revenue                                                                                  $129,038          $172,506
Less:
  Marketing                                                                                18,454            25,325
  Commissions                                                                              18,007            35,829
                                                                                         --------          --------

Revenue Less Marketing and Commissions                                                     92,577           111,352
Ending Subscribers                                                                          4,328             4,950
CPS Revenue Less Marketing and Commissions per Ending Subscriber                            21.39             22.49

C.  CPS EBITDA per Ending Subscriber
EBITDA                                                                                    $18,651           $16,630
Ending Subscribers                                                                          4,328             4,950
CPS EBITDA per Ending Subscriber                                                             4.31              3.36

Contact:

Intersections Inc.
John Scanlon
(703) 488-6100
intxinvestorrelations@intersections.com